Exhibit 99.1

Industrial Risk Insurers

Property Insurance Policy

Prepared for:

Pinnacle Entertainment

Syndicate Policy

The insurer named herein does obligate itself under the terms of this policy to the extent of the percentage set opposite its name:

Member	Percent Assumed
Westport Insurance Corporation, Overland Park, KS	100.000

The reinsurer named herein has, pursuant to the Constitution of Industrial Risk Insurers, obligated itself as reinsurer with respect to the total amount assumed above under the terms of this policy to the extent of the percentage set opposite its name:

Member	Percent Reinsured
Employers Reinsurance Corporation, Overland Park, KS	99.500

Westport Insurance Corporation

President

Secretary

Industrial Risk Insurers

Syndicate Policy

Applies To All Covered Locations In The State Of Texas (If Any)

The insurer named herein does obligate itself under the terms of this policy to the extent of the percentage set opposite its name:

Member	Percent Assumed
Westport Insurance Corporation, Overland Park, KS	100.000

The reinsurer named herein has, pursuant to the Constitution of Industrial Risk Insurers, obligated itself as reinsurer with respect to the total amount assumed above under the terms of this policy to the extent of the percentage set opposite its name:

Member	Percent Reinsured
Employers Reinsurance Corporation, Overland Park, KS	99.500

Westport Insurance Corporation

President

Secretary

Industrial Risk Insurers

POLICY NOTICE

THIS POLICY PROVIDES NO COVERAGE FOR LOSS DUE TO TERRORISM

In accordance with the instructions received by the Companies, this policy DOES NOT provide coverage for “Insured Loss” due to a act of terrorism that is certified (“Certified Act of Terrorism”) pursuant to the Terrorism Risk Insurance Act of 2002, or for any other loss due to terrorism.

APPLIES TO U.S. LOCATIONS ONLY

By accepting this Policy, the Insured and its authorized representatives acknowledge and confirm that: (1) coverage for “Insured Loss” due to a “Certified Act of Terrorism,” was offered to the Insured by the Companies in writing (the “Coverage”); (2) the offer of Coverage included a clear and conspicuous statement of the proposed premium charge for the Coverage and written advice concerning the Federal government’s program for reimbursing a portion of such Insured Loss; (3) the Insured does not desire to purchase the Coverage and has declined the offer; (4) no part of any premium paid to the Companies by or on behalf of the Insured is for the Coverage; and (5) the Companies are under no obligation to offer this coverage to the Insured again during the policy period to which this Policy applies.

Industrial Risk Insurers

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NOTICE

An Electronic Date Recognition Clause has been added to this policy to reiterate that coverage is not provided for loss caused by a computer’s inability, or the inability of computerized or other electronic equipment, to properly recognize a particular date or time. An example of this would be a corruption of data caused by the inability of a computer to recognize the year 2000 (Y2K). However, the Clause also states that coverage is provided for loss not otherwise excluded by the policy which results from a Y2K-type incident. For example, if the computer’s inability to recognize a date or time results in a covered cause of loss such as a fire, the loss resulting from that fire will be covered.

If you are interested in purchasing coverage for Y2K incidents that could potentially affect your business operations, you should contact your broker.

NO COVERAGE IS PROVIDED BY THIS NOTICE NOR CAN IT BE CONSTRUED TO REPLACE ANY PROVISION OF THE POLICY. YOU SHOULD READ YOUR POLICY AND ANY ENDORSEMENTS (SUCH AS THE ELECTRONIC DATE RECOGNITION CLAUSE) FOR THE EXACT TERMS AND CONDITIONS OF THE COVERAGE WHICH IS PROVIDED. IF THERE IS ANY CONFLICT BETWEEN THE POLICY AND THIS SUMMARY, THE PROVISIONS OF THE POLICY AND ITS ENDORSEMENTS SHALL CONTROL.

Industrial Risk Insurers

No. 31-3-70737	MEMORANDUM OF INSURANCE

Standard Fire Insurance Policy for Alabama, Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Michigan, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin and Wyoming.

Insured’s Name and Mailing Address

Pinnacle Entertainment

(See Form For Complete Title And Locations Covered)

04/01/2005	04/01/2006	1
Inception (Mo. Day Yr.)	Expiration (Mo. Day Yr.)	Years

INSURANCE IS PROVIDED AGAINST ONLY THOSE PERILS AND FOR ONLY THOSE COVERAGES INDICATED BELOW BY A PREMIUM CHARGE AND AGAINST OTHER PERILS AND FOR OTHER COVERAGES ONLY WHEN ENDORSED THEREON OR ADDED THERETO.

AMOUNT		RATE FOR FIRE, LIGHTNING AND OTHER PERILS INSURED AGAINST			PREPAID TERM PREMIUM DUE AT INCEPTION		ANNUAL PAYMENT DUE UNDER ANNUAL PREM. PAYMENT PLAN	COVERAGES
		PREPAID		APPP ANNUAL
$	See Form Attached	$	Various	$	$	As Invoiced	$	See Form Attached

			TOTAL DUE AT INCEPTION		$	As Invoiced	$

CALCULATION OF PREMIUM: If this Policy is issued for a period in excess of one year and a premium is payable at each anniversary, such premium shall be determined annually on the basis of the rates in effect at the anniversary date.

Agent at Hartford, Connecticut THE MEMBER COMPANIES OF INDUSTRIAL RISK INSURERS

BY:
ATTORNEY-IN-FACT AND CHIEF UNDERWRITING OFFICER

Countersignature Date April 1, 2005

IN CONSIDERATION OF THE PROVISIONS AND STIPULATIONS THEREIN OR ADDED THERETO AND OF the premium above specified, these Companies, for the term of years specified above from inception date shown above At Noon (Standard Time) to expiration date shown above At Noon (Standard Time) at location of property involved, to an amount not exceeding the amount(s) above specified, do insure the insured named above and legal representatives, to the extent of the actual cash value of the property at the time of loss, but not exceeding the amount which it would cost to repair or replace the property with material of like kind and quality within a reasonable time after such loss, without allowance for any increased cost of repair or reconstruction by reason of any ordinance or law regulating construction or repair, and without compensation for loss resulting from interruption of business or manufacture, nor in any event for more than the interest of the insured, against all DIRECT LOSS BY FIRE, LIGHTNING AND BY REMOVAL FROM PREMISES ENDANGERED BY THE PERILS INSURED AGAINST IN THIS POLICY, EXCEPT AS THEREINAFTER PROVIDED, to the property described thereinafter while located or contained as described in this policy, or pro rata for five days at each proper place to which any of the property shall necessarily be removed for preservation from the perils insured against in this policy, but not elsewhere.

Assignment of the policy shall not be valid except with the written consent of these Companies.

Companies Representation.

(a)	Any notice, sworn statement or proof of loss which may be required by the provisions of the policy may be given to any one of the Companies, and such notice, statement or proof of loss so given shall be valid and binding as to all Companies.

(b)	In any action or suit against the Companies, service of process may be made on any one of them, and such service shall be deemed valid and binding service on all Companies.

(c)	The Industrial Risk Insurers is the agent of the Companies with respect to all matters pertaining to this insurance. All notices or other communications required by the policy to be given to the Companies may be given to such agent, at its office at 20 Security Drive, Avon, Connecticut, with the same force and effect as if given directly to the Companies. Any requests, demands or agreements made by and any cancellation notice issued by such agent shall be deemed to have been made or issued directly by the Companies.

Conformity to Statute. Any provision or stipulation of the policy which is in conflict with the statutes of the state(s) wherein the property covered thereunder is located is thereby amended to conform to such statutes.

This memorandum is for information only; it is not a contract of insurance but attests that a policy as numbered herein, and as it stands at the date of this certificate, has been issued by the Companies. Said policy is subject to change by endorsement and to assignment and cancellation in accordance with its terms.

This CERTIFIES, that policy numbered as above has been issued.

Concealment, fraud. This entire policy shall be void if, whether before or after a loss, the insured has wilfully concealed or misrepresented any material fact or circumstance concerning this insurance or the subject thereof, or the interest of the insured therein, or in case of any fraud or false swearing by the insured relating thereto.

Uninsurable and excepted property. This policy shall not cover accounts, bills, currency, deeds, evidences of debt, money or securities; nor, unless specifically named hereon in writing, bullion or manuscripts.

Perils not included. The Companies shall not be liable for loss by fire or other perils insured against in this policy caused, directly or indirectly, by: (a) enemy attack by armed forces, including action taken by military, naval or air forces in resisting an actual or an immediately impending enemy attack; (b) invasion; (c) insurrection; (d) rebellion; (e) revolution; (f) civil war; (g) usurped power; (h) order of any civil authority except acts of destruction at the time of and for the purpose of preventing the spread of fire, provided that such fire did not originate from any of the perils excluded by this policy; (i) neglect of the insured to use all reasonable means to save and preserve the property at and after a loss, or when the property is endangered by fire in neighboring premises; (j) nor shall the Companies be liable for loss by theft.

Other Insurance. Other insurance may be prohibited or the amount of insurance may be limited by endorsement attached hereto.

Conditions suspending or restricting insurance. Unless otherwise provided in writing added hereto the Companies shall not be liable for loss occurring

(a) while the hazard is increased by any means within the control or knowledge of the insured; or

(b) while a described building, whether intended for occupancy by owner or tenant, is vacant or unoccupied beyond a period of sixty consecutive days; or

(c) as a result of explosion or riot, unless fire ensue, and in that event for loss by fire only.

Other perils or subjects. Any other peril to be insured against or subject of insurance to be covered in this policy shall be by endorsement in writing hereon or added hereto.

Added provisions. The extent of the application of insurance under this policy and of the contribution to be made by the Companies in case of loss, and any other provision or agreement not inconsistent with the provisions of this policy, may be provided for in writing added hereto, but no provision may be waived except such as by the terms of this policy is subject to change.

Waiver provisions. No permission affecting this insurance shall exist, or waiver of any provision be valid, unless granted herein or expressed in writing added hereto. No provision, stipulation or forfeiture shall be

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held to be waived by any requirement or proceeding on the part of the Companies relating to appraisal or to any examination provided for herein.

Cancellation of policy. This policy shall be cancelled at any time at the request of the insured, in which case the Companies shall, upon demand and surrender of this policy, refund the excess of paid premium above the customary short rates for the expired time. This policy may be cancelled at any time by the Companies by giving to the insured a five days’ written notice of cancellation with or without tender of the excess of paid premium above the pro rata premium for the expired time, which excess, if not tendered, shall be refunded on demand. Notice of cancellation shall state that excess premium (if not tendered) will be refunded on demand.

Mortgagee interests and obligations. If loss hereunder is made payable, in whole or in part, to a designated mortgagee not named herein as the insured, such interest in this policy may be cancelled by giving to such mortgagee a ten days’ written notice of cancellation.

If the insured fails to render proof of loss such mortgagee, upon notice, shall render proof of loss in the form herein specified within sixty (60) days thereafter and shall be subject to the provisions hereof relating to appraisal and time of payment and of bringing suit. If the Companies shall claim that no liability existed as to the mortgagor or owner, it shall, to the extent of payment of loss to the mortgagee, be subrogated to all the mortgagee’s rights of recovery, but without impairing mortgagee’s right to sue; or it may pay off the mortgage debt and require an assignment thereof and of the mortgage. Other provisions relating to the interest and obligations of such mortgagee may be added hereto by agreement in writing.

Pro rata liability. The Companies shall not be liable for a greater proportion of any loss than the amount hereby insured shall bear to the whole insurance covering the property against the peril involved, whether collectible or not.

Requirements in case loss occurs. The insured shall give immediate written notice to the Companies of any loss, protect the property from further damage, forthwith separate the damaged and undamaged personal property, put it in the best possible order, furnish a complete inventory of the destroyed, damaged and undamaged property, showing in detail quantities, costs, actual cash value and amount of loss claimed; and within sixty days after the loss, unless such time is extended in writing by the Companies, the insured shall render to the Companies a proof of loss, signed and sworn to by the insured, stating the knowledge and belief of the insured as to the following: the time and origin of the loss, the interest of the insured and of all others in the property, the actual cash value of each item thereof and the amount of loss thereof, all encumbrances thereon, all other contracts of insurance, whether valid or not, covering any of said property, any changes in the title,

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use, occupation, location, possession or exposures of said property since the issuing of this policy, by whom and for what purpose any building herein described and the several parts thereof were occupied at the time of loss and whether or not it then stood on leased ground, and shall furnish a copy of all the descriptions and schedules in all policies and, if required, verified plans and specifications of any building, fixtures or machinery destroyed or damaged. The insured, as often as may be reasonably required, shall exhibit to any person designated by the Companies all that remains of any property herein described, and submit to examinations under oath by any person named by the Companies, and subscribe the same; and, as often as may be reasonably required, shall produce for examination all books of account, bills, invoices and other vouchers, or certified copies thereof if originals be lost, at such reasonable time and place as may be designated by the Companies or their representative, and shall permit extracts and copies thereof to be made.

Appraisal. In case the insured and the Companies shall fail to agree as to the actual cash value or the amount of loss, then, on the written demand of either, each shall select a competent and disinterested appraiser and notify the other of the appraiser selected within twenty days of such demand. The appraisers shall first select a competent and disinterested umpire; and failing for fifteen days to agree upon such umpire, then, on request of the insured or the Companies, such umpire shall be selected by a judge of a court of record in the state in which the property covered is located. The appraisers shall then appraise the loss, stating separately actual cash value and loss to each item; and, failing to agree, shall submit their differences, only, to the umpire. An award in writing, so itemized, of any two when filed with the Companies shall determine the amount of actual cash value and loss. Each appraiser shall be paid by the party selecting him and the expenses of appraisal and umpire shall be paid by the parties equally.

Companies’ options. It shall be optional with the Companies to take all, or any part, of the property at the agreed or appraised value, and also to repair, rebuild or replace the property destroyed or damaged with other of like kind and quality within a reasonable time, on giving notice of their intention so to do within thirty days after the receipt of the proof of loss herein required.

Abandonment. There can be no abandonment to the Companies of any property.

When loss payable. The amount of loss for which the Companies may be liable shall be payable sixty days after proof of loss, as herein provided, is received by the Companies and ascertainment of the loss is made either by agreement between the insured and the Companies expressed in writing or by the filing with the Companies of an award as herein provided.

Suit. No suit or action on this policy for the recovery of any claim shall be sustainable in any

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court of law or equity unless all the requirements of this policy shall have been complied with, and unless commenced within twelve months next after inception of the loss.

Subrogation. The Companies may require from the insured an assignment of all right of recovery against any party for loss to the extent that payment therefor is made by the Companies.

IN WITNESS WHEREOF, the Companies have executed and attested these presents; but this policy shall not be valid unless countersigned by a duly authorized Agent in those jurisdictions where such countersignature is required.

Attorney-in-Fact for the Companies listed above,

members of the Industrial Risk Insurers.

STATE EXCEPTIONS

WISCONSIN:	The words “five days” in line 62 are changed to “ten days”. The words “sixty days” in line 151 are changed to “thirty days”.

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Schedule of Parts Included

The following Parts all attach to and form a part of Syndicate Policy No. 31-3-70737.

Form N-87-1 (Group 38) Ed. 1/01

Form N-87-4 Ed. 1/04

Form N-87-1-TX (Group 38) Ed. 1/05

Form N-87-4-TX Ed. 1/04

Form N87-2 Ed. 6/83

Form N87-3 Ed. 7/01

State Amendatory Endorsement Notification

The Companies will provide to the Insured copies of endorsements mandated for use by the laws of states in the United States of America as respects the locations covered under this policy. The endorsements may modify this Policy with respect to any insured property located in the state in which the endorsement applies.

THE MEMBER COMPANIES OF

INDUSTRIAL RISK INSURERS

BY:
ATTORNEY-IN FACT AND CHIEF UNDERWRITING OFFICER

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General Policy Declarations

Insured

Pinnacle Entertainment and any Subsidiary Corporations or Companies owned, controlled, or coming under their active management, as now or may hereafter be constituted; including any identified joint ventures as their interests may appear.

Assignment of the policy shall not be valid except with the written consent of the Insurer. If the Named Insured is comprised of more than one legal entity, liability shall not exceed the amount of loss had all interests comprised a single legal entity.

Insured’s Mailing Address

The Insured’s mailing address is:

3800 Howard Hughes Parkway

Las Vegas, NV 78109

Loss Payable

Unless otherwise provided herein, loss, if any, shall be adjusted with Pinnacle Entertainment and payable as directed by it. The receipt of the payee(s) so designated shall constitute a release in full of all liability on the part of the Insurer with respect to such loss.

Term Of Policy And Attachment

In consideration of the premium charged, due for the initial policy term, this policy attaches and covers for a period of time as indicated from April 1, 2005 to April 1, 2006, beginning and ending at 12:01 a.m. Standard Time, at the location of the covered property.

Calculation Of Premium

If this policy is issued for a period in excess of one year and a premium is payable at each anniversary, such premium shall be determined annually on the basis of the rates in effect at the anniversary date.

Policy Territory

The property covered by this policy is that which is situated in the United States, Puerto Rico and Canada and those locations which appear on the Schedule of Locations attached to this policy, notwithstanding any Newly Acquired Property or Miscellaneous Unnamed Location(s) provisions contained herein.

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No coverage is provided with respect to property situated within the countries of Afghanistan, Cuba, Haiti, Iran, Iraq, Kampuchea (Cambodia), Laos, Libya, North Korea, Rwanda, Somalia, Zaire and the Republics of the former Yugoslavia (Slovenia, Croatia, Bosnia, Macedonia, Serbia and Montenegro) or any other country where trade relations are unlawful as determined by the Government of the United States of America or its Agencies.

Insuring Agreement

This policy insures against all risks of direct physical loss or damage, except as excluded, to covered property while on Described Premises or on land within 1,000 feet thereof (except as respects pipelines owned or operated by the Insured) and while in the due course of Transit, provided such physical loss or damage occurs during the term of this policy.

Policy Limit And Application Of Limits Of Liability

In no event shall liability for loss or damage as insured against by this policy arising out of one Occurrence exceed it’s proportionate program share of $25,000,000; nor shall liability exceed its proportionate program share of any specific sublimit of liability applying to any insured loss, coverage or location(s).

This policy may contain sublimits of liability applicable to specific locations, specific coverages or specific causes of loss or damage. Such limits shall be the total payable arising out of one Occurrence (or an annual aggregate of certain Occurrences where so specified), and neither the Policy Limit nor any sublimit of liability shall be increased by the application of one or more sublimits of liability.

Except with respect to any aggregate limit of liability, any loss under this policy shall not reduce any other limit of this policy, nor can there be any abandonment to the Insurer of any property.

Sublimits Of Liability

In no event shall liability for loss or damage as insured against by this Policy arising out of one Occurrence exceed its proportionate program share of the following Sublimit(s) of liability -

Earth Movement [Except as may otherwise be excluded from coverage]

$25,000,000 at all locations in the aggregate during any one policy year, expect:

$Not Covered at any property covered under any Miscellaneous Unnamed Location provision in the policy.

$25,000,000 at all locations in the aggregate (inclusive) during any one policy year.

Flood [Except as may otherwise be excluded from coverage]

$25,000,000 at all locations in the aggregate during any one policy year, except:

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$Not Covered at any property covered under any Miscellaneous Unnamed Location provision in the policy.

$25,000,000 at all locations in the aggregate (inclusive) during any one policy year.

Debris Removal Expenses

$5,000,000 or 25% of the combined amount of direct physical damage and Time Element loss payable at the location where the damage occurs, whichever is greater, for loss or damage arising out of one Occurrence.

Pollutant Cleanup and Removal Expenses

$250,000 for loss arising out of one Occurrence and in the aggregate during any one policy year.

Temporary Removal of Property

$10,000,000 for the costs incurred for loss or damage to property temporarily removed from Described Premises for repairs, for servicing, or to avoid threatened damage by Flood.

Newly Acquired Property

$10,000,000 for each loss at any Newly Acquired Property.

with respect to Automatic Coverage for newly Acquired Property, if the values at a newly acquired location or schedule of locations exceed $10,000,000, the insured shall report these values to the insurer within ninety (90) days after they become known to the insured’s general counsel. No adjustment in premium shall be made unless the values so reported represent an increase of five percent (5%) or more over the total values declared at inception or, if applicable, used for the last premium adjustment. If the values do exceed such percentage, the insurer agrees to charge a pro-rata additional premium. Once reported, such additional location(s) shall be subject to the full limits of this policy. If not reported to the insurer within the time defined above, such locations shall be subject to the “miscellaneous unreported location” sublimit contained in this form.

Property Damage and Time Element Off-Premises Services Interruption

$10,000,000 for loss or damage arising out of one Occurrence. However, in no event shall any loss exist (or be adjusted) unless the duration of the interruption of service exceeds twenty-four (24) consecutive hours.

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Electronic Data Processing Media Time Element Loss Limitation

With respect to Time Element loss (except Extra Expense or Contingent Extra Expense) resulting from damage, as insured against, to media or programming records pertaining to electronic or electromechanical data processing or electronically controlled equipment, including data thereon, the length of time for which there shall be liability shall not exceed the greater of:

1.	sixty (60) consecutive calendar days or the time required with exercise of due diligence and dispatch to reproduce the data thereon, whichever is less; or

2.	the length of time that would be required with the exercise of due diligence and dispatch to rebuild, repair or replace such other covered property as has been damaged.

Other Sublimits [for loss arising out of One Occurrence]

$10,000,000 Electronic Data Processing Media Valuation

$10,000,000 Miscellaneous Unnamed Locations

Policy limit Sinkhole (as defined)

Policy limit Extra Expense

$5,000,000 Expediting Expenses

$1,000,000 Rental Income

$10,000,000 Contingent Business Interruption and related Extra Expense

$500,000 Property in due course of Transit

$1,000,000 Fine Arts

$10,000,000 Valuable Papers and Records

$10,000,000 Accounts Receivable

$500,000 Leasehold Interest

$10,000,000 Prevention of Access (Ingress/Egress)

$10,000,000 Civil Authority

$1,000,000 Extended Period of Indemnity

$500,000 Property of Others

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$1,000,000 Golf Course Tees and Greens

$5,000,000 Building Laws (demolition and increased cost of construction)

$250,000, not exceeding $1,000 per item Landscaping Improvements

Application Of Deductibles

For the purposes of applying the following provisions, “specific type of coverage” shall mean those coverage(s) provided under the Property Damage and Time Element (if any) Section(s) of this policy.

1.	Stated dollar deductibles or time exclusion deductibles which are related to a specific type of coverage shall be deducted separately with respect to such coverages. If two or more separate deductible amounts apply to the same specific type of coverage, the total to be deducted shall be the largest applicable deductible amount.

2.	Deductibles which are not designated as applying to a specific type of coverage are combined deductibles and shall be deducted from the total loss from all applicable coverages.

3.	If loss arising out of one Occurrence is subject to any combination of deductibles, then the amount to be deducted shall be the larger of the following:

a.	The deductible amounts as provided for in paragraph 1. above; or

b.	The largest applicable combined deductible.

4.	The deductible amount(s) as determined under paragraph 3. above shall be deducted from the total loss suffered by the Insured arising out of one Occurrence regardless of the number of locations involved, unless otherwise stated herein.

5.	Not withstanding items 1. through 4. above, any Weather Catastrophe Occurrence deductible provision shall apply regardless of any other cause or event contributing concurrently or in any other sequence to the loss or damage and regardless of any other deductible(s) that might apply, provided that the Weather Catastrophe Occurrence deductible is greater than the other applicable deductible(s).

6.	Time Element deductibles expressed as a number of hours or days, and which are not otherwise more specifically defined or which are not intended to be converted into monetary equivalents, shall be applied so that in the event of physical loss or damage as insured against, the Companies shall not be liable for the amount of Time Element loss sustained during the number of stated hours or days which immediately follow the physical loss or damage.

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7.	The term Location as used in the deductible clause shall mean:

a.	Described Premises, except for Newly Acquired Property; or

b.	or if a Newly Acquired Property or Miscellaneous Unnamed Location: any building or structure, yard, dock, wharf, pier or bulkhead (or any group of the foregoing) bounded on all sides by public streets, clear land space or open waterways, each not less than fifty (50) feet wide. Any bridge or tunnel crossing any street, space or waterway will render the street, space or waterway inoperative as a boundary for the purpose of this definition.

8.	For the purpose of the deductible provisions:

a.	PD Value shall be the sum of the value of all covered property just immediately preceding the physical loss or damage. The valuation will be based on the Property Valuation and Recovery provisions. If there is more than one basis of valuation for property insured, the basis yielding the largest value will apply.

b.	TE Value shall be the sum of all Time Element values that would have been earned for the Location(s) where the physical loss or damage occurs, had there not been physical loss or damage, in the twelve (12) month period following the physical loss or damage. The sum shall include all Time Element values to which the operations of the Location(s) directly or indirectly contribute.

c.	Actual Daily Value shall be the total 100% Time Element Value that would have been earned for the Period of Recovery for the location(s) where the physical loss or damage occurs, had no physical loss or damage occurred, divided by the number of working days in such period. The sum shall include all Time Element values to which the operations of the Location(s) directly or indirectly contribute.

d.	Where applicable in this Policy, percentage deductibles are defined as follows: The stated percentage of the one hundred percent (100%) Property Damage and Time Element value at the time of loss of each specified location. In applying this deductible, “value” shall be determined on the same basis as is used to determine the amount of loss.

e.	Upon request, the Insured shall submit properly substantiated values as of the date of loss.

Deductibles

Each claim for loss or damage as insured against by this policy shall be adjusted separately, and the Insurer shall not be liable unless the Insured sustains a loss in excess of the applicable deductible amount, and then only for the Insurer’s share of such excess.

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Earth Movement

Earth Movement – Combined PD & TE

The amount to be deducted for each Occurrence as insured against by Earth Movement shall be:

the sum of 3 per cent of the sum of the one hundred (100%) combined PD Value and TE Value at all Locations in ATC Zone 6 or 7 where physical loss or damage occurs subject to a minimum deductible of $500,000, plus

PD -	$500,000

TE -	The amount to be deducted form Time Element loss arising out of each loss otherwise insured against by this policy shall be 1 multiplied by the Actual Daily Value.

for all other Location(s) where physical loss or damage occurs.

In no event shall the amount to be deducted from the total loss be less than:

PD -	$500,000

TE -	The amount to be deducted form Time Element loss arising out of each loss otherwise insured against by this policy shall be 1 multiplied by the Actual Daily Value.

Flood

Flood – Combined PD & TE

The amount to be deducted for each Occurrence as insured against by Flood shall be:

the sum of 5 per cent of the sum of the one hundred (100%) combined PD Value and TE Value at all Locations where physical loss or damage occurs and all or part of the Location is situated within the 100 year recurrence interval subject to a minimum deductible of $500,000, plus 2 per cent of the sum of the one hundred (100%) combined PD Value and TE Value at all Locations where physical loss or damage occurs and all of the Location is situated outside the 100 year recurrence interval and all or part of the Location is within the 500 year recurrence interval subject to a minimum deductible of $500,000, plus

PD -	$500,000

TE -	The amount to be deducted form Time Element loss arising out of each loss otherwise insured against by this policy shall be 1 multiplied by the Actual Daily Value.

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for all other Location(s) where physical loss or damage occurs.

In no event shall the amount to be deducted from the total loss be less than:

PD -	$500,000

TE -	The amount to be deducted form Time Element loss arising out of each loss otherwise insured against by this policy shall be 1 multiplied by the Actual Daily Value.

Weather Catastrophe Occurrence

The amount to be deducted for each Weather Catastrophe Occurrence as insured against by this policy shall be the sum of 3 per cent of the one hundred (100%) combined PD Value and TE Value at all locations where physical loss or damage occurs.

In no event shall the amount to be deducted from the total loss be less than:

PD -	$500,000

TE -	The amount to be deducted form Time Element loss arising out of each loss otherwise insured against by this policy shall be 1 multiplied by the Actual Daily Value.

Transit

$500,000 PD

For each loss Occurrence involving property in due course of Transit.

All Other Causes of Loss

PD -	$500,000

TE -	The amount to be deducted form Time Element loss arising out of each loss otherwise insured against by this policy shall be 1 multiplied by the Actual Daily Value.

For each Loss Occurrence otherwise insured against at Location(s) - ALL.

Special Terms And Conditions

Minimum Earned Premium Provision

In consideration of the premium charged and subject to the terms, exclusions, limits and conditions of this policy, not in conflict herewith, it is agreed that the minimum earned premium

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due to the Insurer is twenty-five percent (25%) of the total invoiced annual policy premium, including any applicable taxes and surcharges, regardless of the actual term of this policy.

However, if this policy is canceled by the Companies prior to the expiration date, the earned premium shall be computed pro-rata and the terms and conditions of this minimum earned premium provision shall be null and void.

Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, conditions, or limitations of the policy to which this provision is attached other than as above stated.

Loss (Interim) Payments

In the event of a loss Occurrence which has been ascertained to be a valid claim payable under this Policy, it is agreed that the Insurer(s) shall allow interim payment(s) subject to policy provisions therein. To obtain such interim payment(s), the Insured shall submit an acceptable Proof of Loss to the Insurer(s). It shall be permissible for the Insured to make a claim in accordance with the Valuation and Recovery provisions contained in this Policy, but the applicable policy deductible must be satisfied before any said interim payment is allowed.

Insurer Representation

Any notice, sworn statement or proof of loss which may be required by the provisions of the policy may be given to any one of the Insurers, and such notice, statement or proof of loss so given shall be valid and binding as to all Insurers.

In any action or suit against the Insurers, service of process may be made on any one of them, and such service shall be deemed valid and binding service on all Insurers.

The Industrial Risk Insurers is the agent of the Insurer with respect to all matters pertaining to this insurance. All notices or other communications required by the policy to be given to the Insurer may be given to such agent, at its office at 20 Security Drive, Avon, Connecticut 06001, with the same force and effect as if given directly to the Insurer. Any requests, demands or agreements made by and any cancellation notice issued by such agent shall be deemed to have been made or issued directly by the Insurer.

Special Miscellaneous Unnamed Locations Sublimit Provision

All locations, situated within the Policy Territory, which are reported with a zero value or which are reported with no dollar value on the Schedule of Locations on file with the Companies as of March 15, 2005, shall be subject to the Miscellaneous Unnamed Locations Sublimit of this policy.

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Exclusion for Loss due to Terrorism

A.	Notwithstanding any provision in this Policy or any endorsement thereto to the contrary, this policy does not insure against any loss, damage, cost or expense caused by or resulting from Terrorism, or any action in hindering, combating or defending against the same, regardless of who commits or threatens the commission of the act or acts, and regardless of any other cause or event contributing concurrently or in any other sequence thereto.

B.	As used in the foregoing sentence, “Terrorism” shall mean any act or threatened act of unlawful force or violence including, but not limited to, property destruction, murder, kidnapping, hostage-taking, hijacking, piracy or any other unlawful conduct which is dangerous to or destructive of human life, property or commerce, by any person or group of persons, whether acting alone or in concert with others, when such act reasonably appears to have been done or threatened for political, religious, ideological or similar purposes including, but not limited to: the desire to protest the actions, laws, policies or decisions of any government or sovereign power (de jure or de facto); the desire to destabilize, overthrow, coerce, intimidate, alter or eliminate any government or sovereign power (de facto or de jure); the desire to incite, intimidate or coerce a civilian population or any segment thereof; the desire to inflict economic loss upon, or disrupt any segment of one or more national or regional economies.

C.	In any action, suit or other proceeding where the Companies allege that, by reason of any provision herein limiting, defining or excluding loss or damage caused by or resulting from an act or acts terrorism, some or all loss or damage is not insured by this policy, the burden of proving that such loss or damage is not excluded shall be upon the Insured.

Exclusion For Loss Due To Chemical, Biological & Radiological Exposures

A.	This policy does not insure against any loss, damage, cost or expense caused by or resulting from any of the following, regardless of any other cause or event contributing concurrently or in any other sequence thereto:

(1)	The unlawful possession, use, release, discharge, dispersal or disposal of any chemical, bacteriological, viral, radioactive or similar agents or matter regardless of who is responsible for the act and whether war has been declared or not, and regardless of any other cause or event contributing concurrently or in any other sequence thereto.

(2)	The unlawful possession, use, release, discharge, detonation, dispersal or disposal of any device or material capable of producing a nuclear reaction or the spread of radioactivity, regardless of who is responsible for the act and whether war has been declared or not, and regardless of any other cause or event contributing concurrently or in any other sequence thereto.

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Golf Course Tees and Greens Coverage Provision

This policy does not insure against loss or damage to golf course Tees and Greens unless caused by Fire, Lightning, Removal, Wind or Hail, Leakage From Fire Protective Equipment, Explosion, Smoke, Aircraft and Vehicles, Sonic Shock Wave, Riot, Civil Commotion and Vandalism, Molten Material, or Civil or Military Authority. All other portions of golf courses including but not limited to fairways and ruff areas are excluded from coverage.

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Property Damage Section

I.	Property Damage - This policy provides the coverages listed below, which are:

A.	Insured’s Property

Loss or damage to Real Property (including the Insured’s use interest in Improvements and Betterments to buildings and structures) in which the Insured has an insurable interest, and Personal Property owned by the Insured;

B.	Property Of Others

The Insured’s interest in and the Insured’s Liability for loss or damage to Real and Personal Property of others while in the care, custody or control of the Insured. Such liability as may be imposed upon the Insured by law, or assumed by the Insured by specific agreement prior to loss, but only for loss or damage of the type insured against;

C.	Officers And Employees

Loss or damage to Personal Property (other than motor vehicles) of officers and employees of the Insured;

D.	Contractor’s Interest

The Insured’s liability for loss or damage to contractor’s interest in buildings and structures covered by this policy while under construction, alteration, or repair, or when completed;

E.	Transit

Loss or damage to personal property of the Insured, including the Insured’s interest in and the Insured’s Liability for personal property of others while in the custody of the Insured, while such property is in due course of transit, including general average and salvage charges;

F.	Spoilage

Loss or damage to covered property due to shrinkage, evaporation, leakage of contents, change in flavor or texture or finish, decay or other spoilage resulting from physical damage to off-premises utility and power stations, substations, transformers or switching or pumping stations, including off-premises poles, towers, and transmission or distribution lines furnishing electricity, steam, water, natural gas or refrigeration to Described Premises caused by physical damage of the type insured against.

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G.	Radioactive Contamination

Loss or damage to covered property caused by sudden and accidental radioactive contamination provided:

1.	such radioactive contamination arises out of material on Described Premises which is commonly known to be radioactive; and

2.	such radioactive material is kept on Described Premises for the purpose of the Insured’s operations; and

3.	at the time of such loss, there is neither a nuclear reactor capable of sustaining nuclear fission in a self-supporting chain reaction, nor any new or used nuclear fuel which is intended for or which has been used in a nuclear reactor, on Described Premises.

H.	Exhibitions

Loss or damage to personal property of the Insured situated on the premises of any exhibition, exposition, fair or trade show unless such property is otherwise more specifically insured.

I.	Installations (Floater)

The Insured’s Interest in and the Insured’s Liability for loss or damage to covered property in the due course of fabrication, modification, erection, construction or installation on the premises (site) of any vender or fabricator or Customer of the Insured and for which the Insured has agreed to insure. Liability herein shall also cover necessary additional construction and testing costs incurred due to delay of any construction project resulting from loss or damage; except for and excluding liquidated damages or similar penalties for noncompletion or delay in completion of contracts.

II.	Property Damage Expenses - This policy covers the expenses listed below, which are:

A.	Fire Service Charges and Expenses

The regular agreed Fire Department Service (or Brigade) Charges and necessary related extinguishing expenses or those imposed by law that may be incurred because of Fire or Explosion on or exposing the Described Premises;

B.	Expediting Expenses

The reasonable Expediting Expenses which are the costs for temporary repairs of property damaged and for expediting the permanent repairs or permanent replacement, whichever is less, of property damaged, as insured against by this

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policy, including overtime wages and the cost of express or other rapid means or transportation. Such costs shall not include any costs incurred by the Insured for the temporary rental of property or temporary replacement of damaged property;

C.	Defense Costs

The cost to defend any suit against the Insured alleging physical loss or damage as insured against to personal property of others in the custody of the Insured while on Described Premises to the extent of the Insured’s Liability therefor, even if such suit is groundless, false or fraudulent; but the Insurer may without prejudice make such investigation, negotiation or settlement of any such claim or suit as they deem expedient;

D.	Debris Removal

The necessary and reasonable expenses actually incurred by the Insured due to physical loss or damage as insured against occurring during the term of this policy to remove from Described Premises debris of covered property remaining after any such loss or damage, provided such expenses are reported to the Insurer within one hundred eighty (180) days of the direct physical loss or damage or the expiration of this policy, whichever shall be earlier, except that no liability is assumed for the expense of removal of;

1.	any foundation, other than damaged portions which must be removed for repair or rebuilding of any covered building or structure; or

2.	any property or part thereof, the removal of which is required by the enforcement of any law, ordinance, regulation or rule regulating or restricting the construction, installation, repair, replacement, demolition, occupancy, operation or other use of such property; or

3.	Pollutants from land or water, nor for the cost to remove, restore or replace polluted land or water.

E.	Pollutant Cleanup And Removal

The necessary and reasonable expenses actually incurred by the Insured to cleanup and remove Pollutants from land or water confined to Described Premises if the discharge, dispersal, seepage, migration, release or escape of the Pollutants is directly caused by physical loss or damage not otherwise excluded which occurs during the term of this policy, provided such expenses are reported to the Insurer within one hundred eighty (180) days of the date of direct physical loss or damage, including the necessary and reasonable expenses incurred by the Insured to test for, monitor or assess the existence, concentration or effects of Pollutants following the physical loss or damage, but only for the period of time that such expenses are

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actually incurred during the actual cleanup and removal of Pollutants from the land or water.

F.	Building Laws

The following costs when there is direct physical damage as insured against to building(s) or structure(s), but specifically excluding all process machinery or equipment whether or not such property sustains or incurs direct physical damage of the type insured against, covered by this policy and such additional costs are occasioned by the enforcement of any law or ordinance regulating the construction, repair, replacement, use or demolition of building(s) or structure(s) which is in force at the time of loss and necessitates such costs:

1.	cost of demolishing any undamaged portion(s);

2.	value of the undamaged portion(s) which has been demolished subject to the same basis of recovery which applies to the damaged portion(s) of such building(s) or structure(s). This cost shall not include any greater cost of repair, replacement, construction or reconstruction due to the enforcement of any law or ordinance;

3.	the added cost, if any, in rebuilding or replacing both the damaged and demolished portions on the same Described Premises, with like height, floor area and style and for like occupancy to comply with the minimum requirements of such law or ordinance.

No liability is assumed under this provision for any increase of loss associated with the enforcement of any law or ordinance which requires the Insured or others to:

4.	test for, monitor, cleanup, remove, contain, treat, detoxify or neutralize, or in any way respond to, or assess the effects of Pollutants; or

5.	install process improvements or process modifications to property, when either is required or performed to comply with either OSHA regulations or other similar work place safety regulations or EPA regulations or other similar environmental regulations.

G.	Windblown and Floodstrewn Debris

The expense necessarily incurred by the Insured for removal from Described Premises of windblown or floodstrewn debris of property not covered by this policy.

III.	Property Valuation and Recovery - Loss or damage shall be valued (at the time and place of the loss) as follows:

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A.	Buildings and structures, building equipment, plant equipment, machinery, machine parts, office furniture and equipment, tools, dies, jigs, templates, patterns, flasks and Leasehold Improvements and Betterments: if repaired, rebuilt or replaced within two (2) years from the date of loss or damage, at the same or at another site (within the same country), the amount of recovery shall be the smaller of the following -

1.	the cost to repair, rebuild or replace on the same site with new materials of like kind and quality, whichever is the smallest; or

2.	the actual expenditure incurred in repairing, rebuilding or replacing on the same or another site, whichever is the smallest.

If the damaged property is rebuilt or replaced, recovery shall also mean the cost of equivalent space (measured either in square or cubic footage as applicable) and the cost of equivalent production capacity or functional utility. However, in no event shall recovery exceed the amount of loss stated in paragraph A.1. or A.2. above.

If the damaged property is not repaired, rebuilt or replaced the amount of recovery shall not exceed the actual cash value of the damaged property at the time of loss or damage after taking into account all allowances for depreciation.

If loss or damage involves any covered property that is proven to be obsolete or no longer useful, recovery shall be limited to the Actual Cash Value of the damaged property at the time of loss or damage; taking into account and giving effect to depreciation or technological, functional, or economic obsolescence.

B.	Raw Stock, Merchandise and supplies: the amount of recovery shall be the replacement cost.

C.	Stock in Process: the amount of recovery shall be the value of Raw Stock and labor expended, plus the proper proportion of overhead charges.

D.	Finished Stock: the amount of recovery shall be the regular cash selling price, less all discounts and charges to which such Finished Stock would have been subject had no loss occurred.

E. 1.	Manuscripts, Drawings, Tape Recordings, Exposed Film or other similar Records: the amount of recovery shall be their value blank plus the cost incurred for actually transcribing or copying them from duplicates or from originals, except as provided in paragraph 2. below;

2.

Media for, or Programming Records pertaining to electronic and electromechanical data processing or electronically controlled equipment, including the data thereon: the amount of recovery shall be the cost of such media or programming records blank plus either the cost of reproducing the data thereon from duplicates or from originals of the previous generation or the

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actual costs incurred to reproduce such data including the costs to gather or assemble information or data for such reproduction.

F.	Control of Damaged Merchandise: It is understood that the Insured shall have full right to possession of all Merchandise or products bearing labels or permanent markings identifying the Insured as the manufacturer thereof which may be involved in any loss under this policy and shall retain control of all such Merchandise or products. The value of such Merchandise shall be established by the provisions of this policy. The Insured, exercising a reasonable discretion shall be the sole judge of whether the Merchandise or products in any loss under this policy are suitable for marketing and no Merchandise or products deemed by the Insured to be unfit for marketing shall be sold or otherwise disposed of except by the Insured or with the Insured’s consent, but the Insured shall allow the Insurer any salvage which could be or which could have been obtained on any sale or other disposition of such Merchandise or products through normal insurance industry salvage practices. The Insured may, at the Insured’s own expense, stamp “salvage” on the Merchandise or products or may remove or obliterate the labels or permanent markings, if such stamp, removal or obliteration will not physically damage or otherwise reduce the value of the Merchandise or products, but the Insured shall re-label the Merchandise or products in compliance with the requirements of law.

G.	Pair, Set or Parts:

1.	the amount of recovery for any article or articles which are a part of a pair or set shall be a reasonable and fair proportion of the total value of the pair or set, giving consideration to the importance of said article or articles, but in no event shall such loss or damage be construed to mean total loss of the pair or set; or

2.	the amount of recovery to any part of covered property consisting, when complete for use, of several parts, shall be the value of the part which is lost or damaged.

H.	Fine Arts: the amount of recovery shall be the cost to replace, or the stated appraisal value, whichever is greater. If the Fine Art item cannot be replaced and an appraisal is not available, the valuation shall be market value based on prevailing conditions at the time of loss or damage.

I.	Valuable Papers and Records: the amount of recovery shall be the cost to replace or repair or restore, whichever is smallest; except as applicable in paragraph III.E. herein.

J.	Accounts Receivable: when there is proof that a loss to Accounts Receivable has occurred, but the Insured cannot accurately establish the total amount of Accounts Receivable outstanding as of the date of loss, the amount of recovery shall be based on the Insured’s monthly statements and shall be computed as follows:

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1.	determine the amount of all outstanding Accounts Receivable at the end of the same fiscal month in the year immediately preceding the year in which the loss occurs;

2.	calculate the percentage of increase or decrease in the average monthly total of Accounts Receivable for the twelve (12) months immediately preceding the month in which the loss occurs, or such part thereof for which the Insured has furnished monthly statements to the Insurer, as compared with such average for the same months of the preceding year;

3.	the amount determined under 1. above, increased or decreased by the percentage calculated under b. above, shall be the agreed total amount of Accounts Receivable as of the last day of the fiscal month in which said loss occurs;

4.	the amount determined under 3. above shall be increased or decreased in conformity with the normal fluctuations in the amount of Accounts Receivable during the fiscal month involved, due consideration being given to the experience of the business since the last day of the last fiscal month for which statement has been rendered.

There shall be deducted from the total amount of Accounts Receivable, however established, the amount of such accounts evidenced by records not lost or damaged, or otherwise established or collected by the Insured, and an amount to allow for probable bad debts which would normally have been uncollectible by the Insured. All unearned interest and service charges shall be deducted.

K.	Property in Transit: the amount of recovery shall be the value stated on the invoice, including prepaid or advanced freight, if any, plus the profit or commission of the Named Insured as selling agent, and such other costs and charges as may have accrued and become legally due thereon since shipment. In the absence of an invoice, the measure of loss shall be actual cash value at the point of shipment after taking into account all allowances for depreciation.

L.	Catalyst(s) and Refractory Materials: the amount of recovery shall be the actual cash value which equals the replacement cost times the Remaining Useful Life Factor. The Factor is determined by the ratio of “the Normal Useful Life of the Catalyst (or Refractory) in months” less “the number of months the Catalyst (or Refractory) had been in use” divided by “the Normal Useful Life of the Catalyst (or Refractory).”

M.

Landscaping Improvements: the actual, reasonable and necessary costs incurred in restoring the Landscaping Improvements to the condition they were in prior to the loss. For plants, trees and shrubs, the value shall be determined by the Replacement Cost Formula method described in the most recently published edition of the “Guide For Plant Appraisal” of the International Society of Arboriculture, hereinafter called

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the “Guide”. If not addressed in the Guide, recovery for plants, trees and shrubs shall be the value of the largest commercially available nursery stock, or seed, but not to exceed the cost to repair or replace such property with material of like kind, size and quality.

In no event shall the Insurer’s liability exceed the applicable limit stated in the Sublimits of Liability.

IV.	Property Not Covered - This policy does not insure against loss or damage to:

A.	contractors’ and subcontractors’ machinery, tools and equipment used in erection of covered property unless the total capital value of such property is directly and specifically charged to the job;

B.	accounts, bills, currency, deeds, evidences of debt or title, money, notes, securities, (except as otherwise provided for Valuable Papers and Records and Accounts Receivable), land, growing crops, trees (except trees used for landscaping), standing timber, mineral rights and reserves;

C.	animals, lawns, plants, shrubs, trees, furs, jewelry, precious stones, fine arts unless caused by Fire, Lightning, Removal, Wind or Hail, Leakage From Fire Protective Equipment, Explosion, Smoke, Aircraft and Vehicles, Sonic Shock Wave, Riot, Civil Commotion and Vandalism, Molten Material, or Civil or Military Authority;

D.	underground mines, caverns or any property contained therein;

E.	property sold by the Insured under conditional sale, trust agreement, installment or other deferred payment plan, or in which the Insured has retained a security interest, after delivery to customers;

F.	offshore property, which is seaward beyond the line of normal tidal low water along coastal land except that structures and their contents extending from land or shore, Insured’s floating docks or vessels permanently and continuously moored to dock, river bank or shore are not to be considered as offshore;

G.	aircraft or watercraft and contents thereof;

H.	motor vehicles otherwise insured in whole or in part for physical damage, but this policy does cover the Insured’s Liability for motor vehicles of others while on Described Premises if such vehicles are:

1.	the product of the Insured and sold but not delivered, or are held for the account of others;

2.	for experimentation, adjustments or repairs, by the Insured; or

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3.	for the purpose of loading or unloading materials or supplies intended for the use of the Insured;

I.	air supported structures and contents thereof;

J. 1.	the Insured’s product when loss is caused by errors in design, poor workmanship, or use of faulty materials, in the development, processing, testing or manufacture of the Insured’s product;

2.	stock or materials when loss is caused by manufacturing or processing operations which result in damage to such property while being processed, manufactured, tested or otherwise being worked upon;

3.	media for, or programming records pertaining to electronic and electromechanical data processing or electronically controlled equipment, including the data thereon when loss is caused by error or omission in machine programming or instructions to machine;

K.	water, except water which is normally contained within any type of tank, piping system or other process equipment;

L.	property in transit,

1.	insured under any marine import or export ocean cargo policy;

2.	shipped by mail from the time it passes into the custody of the United States Postal Service, or any other governmental postal service;

3.	waterborne except while on the navigable inland waters of each country.

4.	personal property of others if such property is being transported by the Insured in or on vehicles owned, operated, leased or otherwise contracted by the Insured when the Insured is acting as a common or contract carrier;

5.	goods for sale while in the care, custody or control of the Insured’s salespersons or sales representative;

M.	any conveyance used as the mode of transportation for property in transit.

N.	bridges, tunnels, dams or dikes, except bridges and tunnels used for decorative or landscaping purposes.

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Time Element Section

This policy provides the following Time Element coverages and Time Element Conditions:

I.	Business Interruption - Subject to all its provisions this Policy covers against the loss resulting only from necessary interruption of business conducted by the Insured caused by damage or destruction by the peril(s) insured against during the term of this Policy to real and personal property of the type covered located on Described Premises (for finished stock, see clause which follows herein).

The type of recovery applicable to any business interruption loss insured herein shall be determined from the method by which the specific (described) premises’ insurable business interruption values were reported and documented for premium purposes.

Business Interruption (Gross Earnings format), which is:

RECOVERY in the event of loss hereunder shall be the ACTUAL LOSS SUSTAINED by the Insured directly resulting from such interruption of business, but not exceeding the reduction in gross earnings less charges and expenses which do not necessarily continue during the interruption of business, for only such length of time as would be required with the exercise of due diligence and dispatch to rebuild, repair or replace such described property as has been damaged or destroyed, commencing with the date of such damage or destruction and not limited by the date of expiration of this Policy. This period of time does not include any additional time required for making any change(s) to such property for any reason except as provided in the Building Laws provision contained herein, nor for any additional time required for re-staffing or retraining employees, nor any additional time due to the Insured’s inability to resume operations regardless of the reason. Due consideration shall be given to the continuation of normal charges and expenses, including payroll expense to the extent necessary to resume operations of the Insured with the same quality of service which existed immediately preceding the loss.

II.	Extra Expense, which is:

The necessary Extra Expense incurred by the Insured in order to continue as nearly as practicable the Normal operation of the Insured’s business following physical loss or damage of the type insured against to real or personal property of the type covered, located on Described Premises.

Liability shall exist for such necessary Extra Expense incurred for only such length of time (hereinafter referred to as the “period of restoration”) as would be required with the exercise of due diligence and dispatch to rebuild, repair or replace such part of the property as has been damaged, commencing with the date of damage and not limited by the date of expiration of this policy. This period of time does not include any additional time required for making any change(s) to such property for any reason except as provided in the Building Laws provision contained herein, nor for any additional time required for restaffing or retraining employees, nor for any additional time due to the Insured’s inability to resume operations regardless of the reason.

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Wherever used in this policy, Extra Expense shall mean the excess (if any) of the total cost incurred during the period of restoration chargeable to the operation of the Insured’s business, over and above the total cost that would normally have been incurred to conduct the business during the same period had no damage occurred. Any salvage value of property obtained for temporary use during the period of restoration, which remains after the resumption of normal operations, shall be taken into consideration in the adjustment of any loss.

Extra Expense coverage does not insure against:

loss of income;

cost of repairing or replacing any real or personal property, or the cost of research or other expense necessary to replace or restore books of account, abstracts, drawings, card index systems or other records (including film, tape, disc, drum, cell or other magnetic recording or storage media for electronic data processing), that have been damaged, except cost in excess of the Normal cost of such repair, replacement or restoration necessarily incurred for the purpose of reducing loss under this coverage. In no event shall such excess cost exceed the amount by which the total Extra Expense loss otherwise payable under this policy is thereby reduced.

III.	Rent, which is:

The Rental Value of real property on Described Premises.

Recovery in the event of loss shall be the ACTUAL LOSS SUSTAINED by the Insured resulting directly from necessary untenantability, caused by physical loss or damage of the type insured against to the described property as furnished and equipped by the Insured and whether rented at the time or not, but not exceeding the reduction in Rental Value less charges and expenses which do not necessarily continue during the untenantability, for only such length of time as would be required with the exercise of due diligence and dispatch to rebuild, repair or replace such part of the property as has been damaged, commencing with the date of such damage and not limited by the date of expiration of this policy. This period of time does not include any additional time required for making any change(s) to such property for any reason except as provided in the Building Laws provision contained herein, nor for any additional time required for re-staffing or retraining employees, nor any additional time due to the Insured’s inability to resume operations regardless of the reason.

If the Insured is the lessor, Rental Value shall mean the sum of:

a.	the total anticipated gross rental income from tenant occupancy of the Described Premises as furnished and equipped by the Insured; and

b.	the amount of all charges which are the legal obligation of the tenant(s) and which would otherwise be obligations of the Insured; and

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c.	the fair rental value of any portion of said property which is occupied by the Insured.

If the Insured is the lessee, Rental Value shall mean:

the determined rental which the Insured is obligated to pay including all incidental charges for which the Insured is liable, less any charges and expenses which do not necessarily continue.

IV.	Extended Period of Indemnity - (not applicable to Gross Profits), which is:

The applicable business interruption recovery provided by this Policy for such additional length of time as would be required with the exercise of due diligence and dispatch to restore the Insured’s business to the condition that would have existed had no loss occurred, commencing with the later of the following dates:

a.	the date on which the liability (of the Insurer) for loss resulting from Interruption of Business would terminate if this provision had not been included; or

b.	the date on which repair, replacement or rebuilding of such part of the building(s), structure(s), machinery, equipment or furniture and fixtures of the property herein described as had been damaged or destroyed is actually completed;

but in no event for more than one hundred eighty (180) consecutive calendar days from said later commencement date.

This period of time does not include any additional time required for making any change(s) to such property for any reason except as provided in the Building Laws provision in the Property Damage Section of this policy, nor for any additional time required for restaffing or retraining employees.

V.	Contingent Business Interruption, which is:

The applicable business interruption recovery (and related Extra Expense) provided by this policy to insure against loss resulting directly from necessary interruption of business conducted on Described Premises occupied by the Insured, caused by physical loss or damage of the type insured against solely to property of the type covered by this policy at direct CONTRIBUTING or RECIPIENT PROPERTY(IES), not operated by the Insured.

This Coverage Part does not insure against loss caused by or resulting from physical loss or damage as insured against by Earth Movement.

VI.	Leasehold Interest, which is:

The actual rent, or proportionate share thereof, which remains payable for the unexpired term of a lease if real property becomes wholly or partially untenantable or unusable due to physical loss or damage of the type insured against and if the lease agreement requires continuation of the rent payment; and the Leasehold Interest for the first three (3) months following loss or damage and the Net Leasehold Interest for the remaining unexpired term

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of the lease if the lease is cancelled by the lessor pursuant to the lease agreement or by the operation of law.

VII.	Time Element Off-Premises Services Interruption, which is:

Loss resulting from necessary interruption of business conducted by the Insured resulting from physical damage to off-premises utility and power stations, substations, transformer or switching or pumping stations, including off-premises poles, towers, and transmission or distribution lines furnishing communication, electricity, steam, water, natural gas or refrigeration to Described Premises caused by physical damage of the type insured against.

VIII.	General Time Element Conditions, which is:

The provisions which follow in this section apply to any Time Element Coverage which may be included in this policy.

A.	Resumption of Operations

If the Insured could reduce the loss resulting from the interruption of business:

by complete or partial resumption of operation of business, whether at the damaged premises or elsewhere; or

by making use of any stock (Raw, in Process or Finished) or Merchandise; or

by making use of any available CONTRIBUTING or RECIPIENT PROPERTY(IES);

such reduction shall be taken into account in arriving at the amount of loss.

If the loss involves Extra Expense coverage, the Insured shall resume Normal operation of the business as soon as practicable and dispense with such Extra Expense.

B.	Property in the Course of Construction or Erection or Installation

In the event of physical loss or damage to property (of the type insured against) that is under construction or erection or installation which causes a delay in the “planned” project completion date, this Policy shall cover the following necessary and reasonable expenses actually sustained between the “planned” project completion date and the “actual” project completion date -

1.	Additional Interest Expense

2.	Loss of Rents

3.	General Overhead-Developer

4.	Real Estate Taxes

5.	Legal / Professional Fees

6.	Marketing Expenses

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7.	Advertising Expenses

8.	Debt Service Payments

9.	Insurance Premiums

10.	Refinancing Charges

11.	Bond Interest

12.	Founders Fees Refunds

13.	Miscellaneous Operating Expenses

The amount of Time Element loss resulting from physical damage to covered property in the course of construction which delays commencement of business operations of the Insured shall be calculated by applying the length of time, determined as otherwise provided herein, to the level of business operations that would have been reasonably achieved after construction and start-up would have been completed had no physical damage occurred.

C.	Experience of the Business

In determining the amount of Time Element loss as insured against by this policy, due consideration shall be given to experience of the business before the loss and the probable experience thereafter had no loss occurred.

D.	Finished Stock

This policy does not insure against Time Element loss resulting from damage to Finished Stock nor for the time required to reproduce said Finished Stock. This provision does not apply to any Gross Profit Coverage; wherein the prevailing Finished Stock Property Valuation and Recovery provision stated in this policy is deleted and substituted with - the value of Raw Stock and labor expended, plus the proper proportion of overhead charges.

E.	Idle Periods

This policy does not insure against Time Element loss for any period during which business would not or could not have been conducted for any reason other than physical damage of the type insured against.

F.	Leases, Licenses, Contracts, Orders

This policy does not insure against any increase of loss resulting from the suspension, lapse, or cancellation of any lease, license, contract or order unless such suspension, lapse or cancellation results directly from the interruption of business, and then there shall be liability for only such loss as affects the Insured’s earnings [excluding imposed fines, penalties or punitive damages] during, and limited to, the period of indemnity covered under this policy.

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G.	Property Outside Described Premises

This policy insures against Time Element loss resulting from physical damage of the type insured against to electrical transmission lines and other electrical equipment and steam and gas transmission lines situated in the open outside Described Premises but within 1000 feet thereof, when used exclusively for the service of the Insured.

H.	Interruption by Civil or Military Authority

This policy insures against the actual loss sustained by the Insured, during the length of time, not exceeding forty-five (45) consecutive days, when, as a direct result of damage of the type insured against, access to or from Described Premises is specifically prohibited by order of civil or military authority.

I.	Expenses Related to Reducing Loss

This policy covers:

expenses which are necessarily incurred for the purpose of reducing loss under this policy (except expense incurred to extinguish a Fire); and

expenses, in excess of Normal, as would necessarily be incurred in replacing any Finished Stock used by the Insured to reduce loss under this policy;

but in no event shall the aggregate of such expenses exceed the amount by which the loss otherwise payable under this policy is thereby reduced. Such expenses shall not be subject to the application of any Contribution Clause.

J.	Impounded Water

In the event that water stored behind dams or in reservoirs on Described Premises which is used as a raw material or for power or for other manufacturing purpose is released from storage as the result of physical damage by the perils insured against to such dam or reservoir or equipment connected therewith, this policy is extended to insure against the actual loss sustained by the Insured resulting from the lack of adequate water supply from such sources, limited however, to not exceeding thirty (30) consecutive days after such length of time as would be required with the exercise of due diligence and dispatch to repair or replace the damaged dam, reservoir or equipment.

K.	Contingent Time Element Coverage Clarification

If this policy provides Contingent Business Interruption or Contingent Extra Expense Coverage, CONTRIBUTING or RECIPIENT PROPERTY(IES) do not include any suppliers or receivers of electricity, steam, water, natural gas, refrigeration, communication, power or any other type of utility services.

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L.	Prevention of Access

This policy insures loss resulting from the interruption of business due to damage to or destruction of property (of the type insured against) situated within the vicinity of the Insured’s property which shall prevent or hinder the use thereof, limited however, to a period of interruption not to exceed twenty-eight (28) consecutive days.

This provision does not insure against loss caused by or resulting from physical loss or damage as insured against by Earth Movement or Flood.

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General Policy Conditions Section

I.	Exclusions

A.	Causes of Loss - This policy does not insure against loss or damage caused by any of the following, regardless of any other cause or event contributing concurrently or in any other sequence to the loss or damage:

1.	animals, vermin or insects unless physical damage not otherwise excluded by this policy results, and then the Insurer shall be liable for only such resulting physical damage;

2.	any fraudulent, dishonest or other act intended to result in the financial gain of the Insured or any associate, proprietor, partner, director, trustee, officer, employee or agent of any Insured, except acts of destruction by employees but not including employee theft;

3.	interruption of incoming electricity, fuel, water, gas, steam, refrigerant or other services, unless such interruption of services directly results in physical damage not otherwise excluded by this policy to property situated on Described Premises, and then the Insurer shall be liable for only such resulting physical damage; and except as provided in the Off-Premises Services provisions of this policy;

4.	increase in hazard by any means within the control or knowledge of the Insured, unless otherwise provided in writing and added hereto.

5.	contractor(s), manufacturer(s) or supplier(s) of machinery, equipment or other property when such property is otherwise protected by the contractor’s, manufacturer’s or supplier’s guaranty or warranty, whether or not such contractor, manufacturer or supplier is included in the name of the Insured or as an Additional Named Insured.

B.	Types of Loss or Damage - This policy does not insure against the following types of loss or damage:

1. a.	indirect or remote loss or damage;

b.	delay or loss of market; loss of bonuses or penalties for noncompletion of (or delay in completion of) any contract (or noncompliance with any contract) conditions; fines, penalties or punitive damages; or any costs incurred to eliminate or reduce any of the foregoing.

2.	the cost of correcting or making good:

a.	faulty workmanship, material, construction or design; or

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b.	inherent or latent defect.

unless such loss or damage results directly from other physical damage not otherwise excluded in this policy;

3.	unexplained or mysterious disappearance of any property, or shortage disclosed by audit or upon taking inventory;

4.	accumulated effects of smog, smoke, vapor, liquid and dust;

5. a.	wear and tear, deterioration, depletion, erosion, corrosion, mold, wet or dry rot;

b.	settling, cracking, shrinkage, bulging or expansion of pavements, foundations, walls, floors, roofs or ceilings; or

c.	shrinkage, evaporation, leakage of contents, change in flavor or texture or finish, decay or other spoilage, (except as provided elsewhere in this policy);

unless such loss or damage results directly from other physical damage not otherwise excluded in this policy;

6.	the cost of filling cavities or depressions which are caused by the sudden sinking or collapse of the land into underground empty spaces created by action of water on limestone or similar rock formations.

C.	Pollution Exclusion

This policy does not insure against loss or damage due to the discharge, dispersal, seepage, migration, release of escape of Pollutants, (except as provided under the Radioactive Contamination coverage provision of this policy), unless the discharge, dispersal, seepage, migration, release or escape is directly caused by physical loss or damage not otherwise excluded.

D.	Nuclear Exclusion

This policy does not insure against loss or damage caused by nuclear reaction or nuclear radiation, or radioactive contamination (except as provided elsewhere in this policy), all whether controlled or uncontrolled and regardless of any other cause or event contributing concurrently or in any other sequence to the loss or damage. However, subject to the foregoing and all provisions of this policy, direct loss by Fire resulting from nuclear reaction or nuclear radiation or radioactive contamination is insured against by this policy.

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E.	War Risk Exclusion

This policy does not insure against loss or damage caused by any of the following, regardless of any other cause or event contributing concurrently or in any other sequence to the loss or damage:

1.	hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack or invasion:

a.	by any government or sovereign power (de jure or de facto), or by any authority maintaining or using military, naval or air forces; or

b.	by military, naval or air forces; or

c.	by an agent of any such government, power, authority or forces;

it being understood that any discharge, Explosion or use of any weapon of war employing nuclear fission or fusion shall be conclusively presumed to be such a hostile or warlike action by such a government, power, authority or forces;

2.	insurrection, rebellion, revolution, civil war, usurped power, or action taken by governmental authority in hindering, combating or defending against such an Occurrence.

If this policy covers locations outside the United States, Canada and Puerto Rico this policy also does not insure against loss or damage at such locations caused by:

3.	War, invasion, act of foreign enemy, hostilities or warlike operations (whether war to be declared or not), civil war.

4.	mutiny, civil commotion assuming the proportions of or amounting to a popular rising, military rising, insurrection, rebellion, revolution, military or usurped power, or any act of any person acting on behalf of or in connection with any organization with activities directed toward the overthrow by force of the Government de jure or de facto or to the influencing of it by terrorism or violence.

5.	seizure, confiscation, nationalization or destruction by order of Public Authority (except to prevent the spread of fire or explosion).

For locations outside the United States, Canada and Puerto Rico, in any action, suit or other proceeding, where the Insurer allege that by reason of this exclusion any loss or damage is not covered by this policy, the burden of proving that such loss or damage is covered shall be upon the Insured.

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F.	Law and Interference Exclusions

This policy does not insure against any increase of loss occasioned directly or indirectly from:

1.	enforcement of any law, ordinance, regulation or rule regulating or restricting the construction, installation, repair, replacement, demolition, occupancy, operation or other use of property on Described Premises, or which requires process improvements or process modifications to property, when either is required or performed to comply with either OSHA regulations or other similar work place safety regulations or EPA regulations or other similar environmental regulations on Described Premises, except as provided in the Property Damage Section of this policy; or

2.	interference at Described Premises, by strikers or other persons, with rebuilding, repairing or replacing property or with the resumption or continuation of business.

G.	Authorities Exclusion

This policy does not cover expenses, fines, penalties or costs incurred or sustained by the Insured or imposed on the Insured at the order of any Government Agency, Court or other Authority in connection with any kind of description or environmental impairment including seepage or pollution or contamination from any cause.

H.	Asbestos Exclusion

This policy does not insure:

1.	asbestos material removal, unless the asbestos itself is damaged by the perils of fire, lightning, or explosion.

2.	demolition or increased cost of reconstruction, repair, debris removal or loss of use necessitated by the enforcement of any law or ordinance regulating asbestos material.

3.	any governmental direction or request declaring that asbestos material present in or part or utilized on any undamaged portion of the Insured’s property can no longer be used for the purpose for which it was intended or installed and must be removed or modified.

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II.	Prevailing Terms and Conditions

A.	Permission Is Granted

To cease operations or remain vacant or unoccupied for more than sixty (60) consecutive days, provided all fire protection features, watch and alarm services are maintained, and premises are secured from third party intrusion; and as soon as practicable, notice is given to the Insurer acknowledging the cessation of operations, vacancy or unoccupancy.

B.	No Control

This insurance shall not be affected by failure of the Insured to comply with any provisions of this policy in any portion of the premises over which the Insured has no control.

C.	Subrogation

The Insurer may require from the Insured an assignment of all right of recovery against any party for loss to the extent that payment therefor is made by the Insurer, however, this insurance shall not be invalidated should the Insured waive by express agreement prior to a loss any or all right of recovery against any party for loss or damage insured against by this policy. The Insured shall do nothing after a loss to prejudice the subrogation rights of the Insurer. The net amount of any recovery after deducting the costs of subrogation proceedings shall be divided between each party instituting such proceedings in the same proportion as each such party has borne the provable loss.

The Insurer expressly waive their subrogation rights against any Company or Corporation engaged in a joint venture with the Insured.

D.	Titles of Paragraphs

The several titles of the various paragraphs of this form (and of endorsements and supplemental contracts, if any, now or hereafter attached to this policy) are inserted solely for convenience of reference and shall not be deemed in any way to limit or affect the provisions to which they relate.

E.	Inspection of Property and Operations

The Insurer shall be permitted but not obligated to inspect the Insured’s property and operations at any reasonable time. Neither the right to make inspections nor the making thereof nor any risk analysis for any particular hazards or perils nor any advice or report resulting therefrom shall imply any liability, nor constitute an undertaking on behalf of or for the benefit of the Insured or others, to determine or

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warrant that such property or operations are safe or healthful, or are in compliance with any law, rule or regulation.

F.	Cancellation

This policy may be cancelled at any time by the Insured by surrender thereof to the Insurer or any of their authorized agents or by mailing to the Insurer written notice stating when thereafter such cancellation shall be effective. This policy may be cancelled by the Insurer by mailing to the Insured at the address shown in this policy or last known address written notice stating when, not less than ninety (90) days thereafter, such cancellation shall be effective. The mailing of notice as aforesaid shall be sufficient proof of notice. The time of surrender or the effective date of the cancellation stated in the notice shall become the end of the policy period. Delivery of such written notice either by the Insured or by the Insurer shall be equivalent to mailing. However, if the Insured fails to pay premium when due, this policy may be cancelled by the Insurer by giving the Insured not less than ten (10) days written notice of cancellation. If the Insured or Insurer cancels, earned premiums shall be computed pro rata.

Premium adjustment may be made at the time cancellation is effected and, if not then made, shall be made as soon as practicable after cancellation becomes effective. The Insurer’s check or the check of their representative mailed or delivered as aforesaid shall be a sufficient tender of any refund of premium due to the Insured.

G.	Error in Description

Any error in the Description of Premises shown in the Schedule of Locations shall not operate to the prejudice of the Insured.

H.	Consequential Loss

In the event of direct loss or damage as insured against to any property situated on Described Premises, and such loss or damage, without the intervention of any other independent cause, results in a sequence of events which causes physical loss or damage to covered property situated on Described Premises, there shall be liability under this policy for the resulting loss or damage.

I.	Other Insurance

The Insurer shall not be liable if, at the time of loss or damage there is any other valid or collectible insurance (other than insurance from participating Program Insurers) which would attach if this insurance had not been effected, except that this insurance shall apply only as excess and in no event as contributing insurance, and then only after all other insurance has been exhausted.

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J.	Excess Insurance

Permission is granted the Insured to have excess insurance over the limit(s) of liability set forth in this policy without prejudice to this policy, and the existence of such insurance, if any, shall not reduce any liability under this policy.

K.	Underlying Insurance

Permission is granted the Insured to purchase insurance on all or any part of the deductibles of this policy, and the existence of such underlying insurance shall not prejudice any recovery otherwise payable under this policy. If the limits of such underlying insurance exceed the deductible which would apply under this policy, then the insurance provided by this policy shall apply only as excess after that portion which exceeds such deductible has been exhausted.

L.	Liberalization and Conformity to Statute

If during the period that insurance is in force under this policy, or within forty-five (45) days prior to the inception date thereof, on behalf of the Insurer there be filed with and approved or accepted by the insurance supervisory authorities, in conformity with law, any changes in the forms or endorsements attached to this policy, or the rules or regulations applying thereto, by which this insurance could be extended or broadened, without increased premium charge, by endorsement or substitution of form, then such extended or broadened insurance shall inure to the benefit of the Insured as though such endorsement or substitution of form has been made.

Any provision or stipulation of the policy which is in conflict with the statutes of the state(s) wherein the property covered thereunder is located is thereby amended to conform to such statutes.

M.	Appraisal

In case the Insured and the Insurer shall fail to agree as to the actual cash value or the amount of loss, then, on the written demand of either, each shall select a competent and disinterested appraiser and notify the other of the appraiser selected within twenty days of such demand. The appraiser shall first select a competent and disinterested umpire; and failing for fifteen days to agree upon such umpire, then, on request of the Insured or the Insurer, such umpire shall be selected by a judge of a court of record in the state in which the property covered is located. The appraisers shall then appraise the loss, stating separately actual cash value and loss to each item; and, failing to agree, shall submit their differences, only, to the umpire. An award in writing, so itemized, of any two when filed with the Insurer shall determine the amount of actual cash value and loss. Each appraiser shall be paid by the party selecting him and the expenses of appraisal and umpire shall be paid by the parties equally.

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N.	Suit

No suit or action on this policy for the recovery of any claim shall be sustainable in any court of law or equity unless all the requirements of this policy shall have been complied with, and unless commenced within twelve months next after inception of the loss, or as required by jurisdictional statute, whichever is greater.

O.	Mortgagee Interests and Obligations

If loss hereunder is made payable, in whole or in part, to a designated mortgagee not named herein as the Insured, such interest in this policy may be cancelled by giving to such mortgagee a ten (10) days written notice of cancellation.

If the Insured fails to render proof of loss such mortgagee, upon notice, shall render proof of loss in the form herein specified within sixty (60) days thereafter and shall be subject to the provisions hereof relating to appraisal and time of payment and of bringing suit. If the Insurer shall claim that no liability existed as to the mortgagor or owner, it shall, to the extent of payment of loss to the mortgagee, be subrogated to all mortgagee’s rights or recovery, but without impairing mortgagee’s right to sue; or it may pay off the mortgage debt and require an assignment thereof and of the mortgage. Other provisions relating to the interest and obligations of such mortgagee may be added hereto by agreement in writing.

P.	Requirements in Case Loss Occurs

The Insured shall give notice (as soon as practical) to the Insurer of any loss, protect the property from further damage and from any situation that might result in extension of the period of interruption of business, forthwith separate the damaged and undamaged personal property, put it in the best possible order, furnish a complete inventory of the destroyed, damaged and undamaged property, showing in detail quantities, costs, actual cash value and amount of loss claimed; and within sixty days following the date of damage to real or personal property, unless such time is extended in writing by the Insurer, the Insured shall render to the Insurer a proof of loss, signed and sworn to by the Insured, stating the knowledge and belief of the Insured as to the following:

1.	the time and origin of the property damage causing the loss;

2.	the interest of the Insured and of all others in the property;

3.	the actual cash value of each item thereof and the amount of loss thereof;

4.	all other contracts of insurance, whether valid or not, covering any of the said property, or in any manner the loss insured against by this policy;

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5.	any changes in the title, nature, use, occupation, location, encumbrance, possession or exposures of said property or of the business since the issuing of this policy;

6.	by whom and for what purpose any building herein described and the several parts thereof were occupied at the time of loss and whether or not it then stood on leased ground;

and shall furnish a copy of all the descriptions and schedules in all policies and, if required, verified plans and specifications of any building, fixtures or machinery destroyed or damaged. The Insured, as often as may be reasonably required, shall exhibit to any person designated by the Insurer all that remains of any property herein described, and submit to examinations under oath by any person named by the Insurer, and subscribe the same; and, as often as may be reasonably required, shall produce for examination all books of account, tax returns, bills, invoices and other vouchers, or certified copies thereof if originals be lost, at such reasonable time and place as may be designated by the Insurer or their representative, and shall permit extracts and copies thereof to be made.

In the event of Time Element loss, the Insured shall furnish the actual amount of Business Interruption, Extra Expense, Rent Value, Contingent Business Interruption or Contingent Extra Expense and loss claimed, accompanied by detailed exhibits of all values, costs and estimates upon which such amounts are based.

Q.	Suspension of Insurance

Upon discovery of a dangerous condition with respect to any boiler, fired or unfired vessel, refrigerating or air conditioning system, piping and its accessory equipment and any mechanical or electrical machine or apparatus used for the generation, transmission or utilization of mechanical or electrical power, which may result in loss or damage if not corrected, any representative of the Insurer may immediately suspend the insurance with respect to loss or damage to such property by written noticed mailed or delivered to the Insured at the address of the Insured, or at the location of the property, as otherwise specified for it in this policy. Insurance so suspended may be reinstated by the Insurer, but only by an endorsement issued to form a part hereof. The Insured shall be allowed the unearned portion of the premium paid for such suspended insurance, pro rata, for the period of suspension.

R.	Concealment or Fraud

This entire policy shall be void if, whether before or after a loss, the Insured has willfully concealed or misrepresented any material fact or circumstance concerning this insurance or the subject thereof, or the interest of the Insured therein, or in case of any fraud or false swearing by the Insured relating thereto.

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S.	When Loss Payable

The amount of loss for which the Insurer may be liable shall be payable sixty days after proof of loss, as herein provided, is received by the Insurer and ascertainment of the loss is made either by agreement between the Insured and the Insurer, expressed in writing, or by filing with the Insurer of an award as herein provided.

T.	Pro Rata Liability

The Insurer shall not be liable for a greater proportion of any loss than the amount hereby insured shall bear to the whole insurance covering the property against the peril involved, whether collectible or not.

U.	Protection of Property

In the event of actual or imminent physical loss or damage as insured against, this policy is extended to cover the necessary and reasonable expenses incurred by the Insured in recovering and temporarily safeguarding covered property. The expenses so incurred shall be borne by the Insured and the Insurer proportionately to the extent of their respective interest. The Insurer’s portion of such expenses shall be limited to the extent such expenses reduce loss or damage which would otherwise be payable under this policy. This provision does not increase any amounts of insurance which may be applicable and the deductible provisions shall apply to any expenses so incurred.

V.	Report of Values Requirement

On or before thirty (30) days following policy inception, and annually thereafter, the Insured shall file with the Insurer a report of the one hundred percent (100%) Property Damage and Time Element values, as appropriate, for each separate location insured by this policy. Each location shall have its own separate report.

The Insured shall also file with the Insurer a statement of average insurable value on Miscellaneous Unnamed Locations for the preceding twelve-month (12) period.

The report of Property Damage values shall coincide with the valuation provisions of this policy. The report of Time Element values shall be the estimated values for the twelve (12) consecutive months immediately following the date of the report as well as the actual Time Element values for the twelve (12) consecutive months immediately preceding the date of the report.

No inadvertent error, omission or failure in making any report of values shall prejudice the Insured’s right of recovery; but shall be corrected when discovered. If the Insured fails to file values as required by this provision, the Insurer, after giving at least thirty (30) days advance written notice to the Insured or its agent, may elect

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to apply itemized Coinsurance or Contribution conditions on the Insured until the filing requirement is fulfilled.

W.	Electronic Date Recognition Clause

Notwithstanding any provision of this policy which may appear to the contrary, this Policy does not insure any loss, damage, cost, claim or expense, whether preventative, remedial or otherwise, directly or indirectly arising out of or relating to:

1.	the recognition, interpretation, calculation, comparison, differentiation, sequencing or processing of data involving one or more dates or times, including the Year 2000, by any computer system, hardware, program or software, or any microchip, integrated circuit or similar device in computer equipment or non-computer equipment, whether the property of the Insured or not; or,

2.	any change, alteration, correction or modification involving one or more dates or times, including the Year 2000, to any such computer system, hardware, program or software, or any microchip, integrated circuit or similar device in computer equipment or non-computer equipment, whether the property of the Insured or not.

Except as provided in the next paragraph, this Electronic Date Recognition clause shall apply regardless of any other cause or event that contributes concurrently or in any sequence to the loss, damage, cost, claim or expense.

If direct physical loss or damage not otherwise excluded by this Policy results, then subject to all its terms and conditions, this Policy shall be liable only for such resulting loss or damage. Such resulting loss or damage shall not include any cost, claim or expense, whether preventative, remedial or otherwise, arising out of or relating to any change, alteration, correction or modification relating to the ability of any damaged computer system, hardware, program or software, or any microchip, integrated circuit or similar device in computer equipment or non-computer equipment to recognize, interpret, calculate, compare, differentiate, sequence or process any data involving one or more dates or times, including the Year 2000.

X.	Service of Suit

In the event the Insurer(s) fail to render any amount claimed to be payable hereunder, the Insurer(s) agree, upon appropriate request of the Insured, to submit to the jurisdiction of any Court (of competent jurisdiction) within the United States and comply with all the requirements necessary to give such Court jurisdiction. All matters arising hereunder shall be determined in accordance with the law and practice of such Court.

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Y.	Claims Adjustment Assignment

In the event of loss and subsequent notification thereof, Industrial Risk Insurers, will be assigned the responsibility to investigate, properly document, and coordinate in a timely manner, the Claims Adjustment Process, in cooperation with the Insured, acting on behalf of the participating Insurer(s) and determining loss settlement at the expressed direction and approval of the participating Insurer(s).

In the event engineers, accountants, consultants and other experts are required in the Claims Adjustment Process, the participating Insurer(s) agree to mutually select necessary experts.

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Definitions Section

I.	General Definitions - The following terms wherever used in this policy shall mean:

A.	Newly Acquired Property

A building or group of buildings situated at a common location, including machinery and equipment, related structures and the contents of such buildings or structures.

B.	Described Premises

Premises described on a Schedule of Locations attached to this policy or specifically on file with the Insurers; Newly Acquired Property as herein defined.

C.	Fine Arts

Paintings, etchings, pictures, tapestries, art glass windows, valuable rugs, statuary, marbles, bronzes, antique furniture and silver, rare books, manuscripts, porcelains, rare glass and bric-a-brac, curios, and other similar property, all of which have the quality of rarity, historical value or artistic merit.

D.	Finished Stock

Stock manufactured by the Insured which in the ordinary course of the Insured’s business is ready for packing, shipment or sale.

E.	Improvements and Betterments

Fixtures, alterations, installations or additions comprising part of a building occupied but not owned by the Insured and acquired or made at the expense of the Insured, which the Insured cannot legally remove.

F.	Insured’s Liability

1.	liability imposed by law upon the Insured; or

2.	liability assumed by the Insured by specific agreement prior to loss for direct loss or damage of the type insured against.

3.	tenants and neighbors liability incurred in those countries in which the Napoleonic or a similar Civil or Commercial code applies -

a)	which the Insured incurs as a tenant under articles of any civil or commercial code, because of damage to real or personal property by fire (or explosion);

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b)	which the Insured incurs under articles of any civil or commercial code for damage to real or personal property from fire (or explosion) spreading from the Insured’s premises to the premises of neighbors and co-tenants;

c)	which the Insured incurs as landlord under articles of any civil or commercial code for damage to the personal property of tenants by fire or explosion.

G.	Insurer, or Insurers

The Company, or group of Companies, providing this insurance.

H.	Leasehold Interest

The excess rent paid for either the same or similar replacement property over the amount of rent and other charges which would have been payable under the unexpired lease plus bonuses or advance rent paid (including any maintenance, operating charges or taxes) for each month during the unexpired term of the Insured’s lease.

I.	Merchandise

Goods kept for sale by the Insured which are not Raw Stock, Stock in Process or Finished Stock.

J.	Miscellaneous Unnamed Locations

The Insured’s interest in covered property at any location which is not specifically on file, identified, or scheduled by the Insurer. No coverage is provided under this provision on property while in transit or waterborne, nor while on the premises of any exhibition, exposition, fair or trade show.

This provision does not cover any property insured or excluded under any other item of this policy or under any other policy issued by the Insurer to this Insured.

K.	Month

Thirty (30) consecutive days.

L.	Net Leasehold Interest

The present value of the amount, which placed at six percent (6%) annual interest, would equal the Leasehold Interest (less any amounts otherwise payable hereunder).

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M.	Normal

The condition that would have existed had no loss occurred.

N.	Occurrence

Reference to loss or damage arising out of one Occurrence shall mean the sum of all loss or damage insured against, irrespective of the number of Described Premises involved, arising out of or caused by any one disaster, accident, loss or series of disasters, accidents or losses, arising out of the same or similar causes.

O.	Pollutants

Any solid, liquid, gaseous or thermal irritant or contaminant, including, but not limited to smoke (except smoke resulting from the sudden, unusual and faulty operation of any stationary furnace located on Described Premises, but not including accumulative damage or depreciation), vapor, soot, fumes, acids, alkalis, chemicals, bacteria, fungi, virus, mold, spores, vaccines and waste. Waste includes materials to be recycled, reconditioned or reclaimed.

P.	Raw Stock

Material in the state in which the Insured receives it for conversion by the Insured into Stock in Process or Finished Stock.

Q.	Stock in Process

Raw Stock which has undergone any aging, seasoning, mechanical or other process of manufacture at Described Premises but which has not become Finished Stock.

R.	Time Element

Business Interruption, Extra Expense, Rent, Contingent Business Interruption, Contingent Extra Expense, Leasehold Interest, Royalties and other related time interests.

S.	Valuable Papers and Records

Written, printed or otherwise inscribed documents and records, including books, maps, films, drawings, abstracts, deeds, mortgages and manuscripts, but does not mean money or securities nor does it mean media for or programming records pertaining to electronic or electromechanical data processing or electronically controlled equipment, including data thereon.

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T.	Actual Daily Value

The Actual Daily Value shall be the total 100% Time Element Value for the period of interruption divided by the number of working days in such period. The 100% Time Element Value shall be determined on the same basis that is used to determine the Time Element loss during the same period of interruption. 100% Time Element Value shall be the total amount of the Time Element values exposed and is not the amount of loss actually incurred.

U.	Gross Earnings

Sum of –

1.	Total net sales value of production through the use of the property herein described,

2.	Total net sales of merchandise,

3.	Other earnings derived from the operation of business,

less the cost of -

4.	Raw stock from which production is derived,

5.	Supplies consisting of materials consumed directly in the conversion of such raw stock into finished stock or in supplying the service(s) sold by the Insured.

6.	Merchandise sold, including packaging materials therefore, and

7.	Service(s) purchased from outsiders (not employees of the Insured) for resale which do not continue under contract.

No other costs shall be deducted in determining gross earnings.

V. 1)	Gross Profit

The amount produced by adding to the Net Profit the amount of the insured fixed charges, or if there be no Net Profit, the amount of the insured fixed charges less that proportion of any loss from business operations as the amount of the insured fixed charges bears to all fixed charges.

2)	Net Profit

The net operating profit (exclusive of all capital receipts and accruals and all outlay properly chargeable to capital) resulting from the business of the Insured at Described Premises after due provision has been made for all fixed charges and other expenses including depreciation but before the deduction of any taxes on profits.

3)	Insured Fixed Charges

All fixed charges unless specifically excluded herein.

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4)	Sales

The money paid or payable to the Insured for goods sold and delivered and for services rendered in the conduct of the business at Described Premises.

5)	Indemnity Period

The period beginning with the date of the physical damage to the described property and not ending later than twelve (12) months thereafter (or the accepted reported period of months on file with the Insurers) during which period the results of the business shall be directly affected in consequence of the damage.

6)	Rate of Gross Profit

The rate of Gross Profit earned on the sales during the twelve (12) full calendar months immediately before the date of the physical damage to the described property.

7)	Standard Sales

The sales during that period in the twelve (12) months immediately before the date of the physical damage to the described property which corresponds with the indemnity period.

W.	Accounts Receivable

1)	All sums due the Insured from customers, provided the Insured is unable to effect collection thereof as the direct result of loss of or damage to records of accounts receivable;

2)	Interest charges on any loan to offset impaired collections pending repayment of such sums made uncollectible by such loss or damage;

3)	Collection expense in excess of Normal collection cost and made necessary because of such loss or damage;

4)	Other expenses, when reasonably incurred by the Insured in re-establishing records of accounts receivable following such loss or damage.

X.	Period of Recovery

Only such length of time as would be required with the exercise of due diligence and dispatch to rebuild, repair or replace property of the type covered that has suffered physical loss or damage of the type insured against, commencing with the date of such damage and not limited by the expiration of this policy.

The Period of Recovery does not include any additional time required for making any change(s) to such property for any reason except as provided in the Building Laws provision of this policy, nor for any additional time required for re-staffing or

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retraining employees, nor any additional time due to the Insured’s inability to resume operations regardless of the reason.

Y.	Landscaping Improvements

Landscape gardening, roadways and pavements, but not including fill or land beneath such property.

II.	Peril Definitions - The following terms wherever used in this policy shall mean:

A.	Civil or Military Authority

1.	Acts of destruction by order of Civil or Military Authority at the time of and for the purpose of preventing the spread of Fire provided such Fire did not originate from any physical loss or damage excluded by this policy;

2.	Interruption by Casino Control Commission: If an order of a Casino Control Commissioner prohibits access to an insured “location” and provided such order is the direct result of actual or imminent physical loss, damage or destruction of the type insured against under this policy, irrespective of whether or not physical loss, damage or destruction actually occurs, at the insured “location” or within five miles of it, this policy shall insure the period of time beginning at the commencement of such closure but not to exceed the number of consecutive days shown in General Time Element Conditions.

B.	Earth Movement

Earthquake, landslide, subsidence, volcanic eruption, or any other earth movement except mudslide or mud flow caused by accumulation of water on or under the ground.

Loss or damage caused by earth movement shall include all covered loss or damage to covered property on described Premises resulting directly or indirectly from earth movement, except loss or damage from resulting Fire or loss or damage otherwise excluded by this policy.

The total number of all earth movements occurring within any period of seventy-two (72) hours shall be deemed to be a single earth movement, and the expiration date and time of this policy shall not reduce the seventy-two (72) hour period.

C.	Explosion

Explosion, except loss by explosion in or of the following property owned, operated or controlled by the Insured:

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1.	steam boilers, steam turbines, steam engines, steam pipes interconnecting any of the foregoing, or gas turbines;

2.	moving or rotating machinery or parts of same when such loss is caused by centrifugal force or mechanical breakdown;

3.	any property undergoing pressure test to the extent of loss to such property undergoing test, including equipment attached to and forming part of such property.

The foregoing exceptions (1. through 3.) are modified to the extent that liability is specifically assumed for loss resulting from:

1.	malicious use of explosives;

2.	Explosion of accumulated gases or unconsumed fuel within the firebox (or the combustion chamber) of any fired vessel, other than gas turbines, or within the flues or passages which conduct the gases of combustion therefrom.

The following are not Explosions within the intent or meaning of this clause:

1.	electric arcing or any coincident rupture of electrical equipment due to such arcing;

2.	bursting, rupture or collapse caused by freezing;

3.	shock waves generated by aircraft, generally known as “sonic boom”;

4.	bursting, rupture or collapse of any safety disc, rupture diaphragm or fusible plug.

D.	Fire, Lightning and Removal

Fire, Lightning and Removal from premises endangered by a risk of physical loss or damage not otherwise excluded.

E.	Flood

1.	A general and temporary condition of partial or complete inundation of normally dry land areas from:

(a)	the overflow of inland or tidal waters:

(b)	the unusual and rapid accumulation or runoff of surface waters from any source: or

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(c)	mudslide or mud flow caused by accumulation of water on or under the ground.

(d)	tsunami

2.	the release of water impounded by a dam;

3.	water that backs up or flows from a sewer, drain or sump.

Loss or damage caused by flood shall include all covered loss or damage to covered property resulting directly or indirectly from flood, except loss or damage from resulting Fire or loss or damage otherwise excluded by this policy.

F.	Sinkhole

The sudden sinking or collapse of the land into underground empty spaces created by action of water on limestone or similar rock formations.

G.	Weather Catastrophe Occurrence

All loss or damage occurring during a period of 72 consecutive hours which is caused by or results from a storm or weather disturbance which is named by the National Weather Service or any other recognized meteorological authority. Storm or weather disturbance includes all weather phenomenon associated with or occurring in conjunction with the storm or weather disturbance, including, but not limited to flood, wind, hail, sleet, tornadoes, hurricane or lightning.

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Attaches to Policy Number: 31-3-70737	Endorsement Number: 1

Insured: Pinnacle Entertainment	Key Number: 106069

Policy Term: 04/01/2005 to 04/01/2006	Effective Date This Endorsement: 04/01/2005

Cyber Risk

Notwithstanding any provision in this Policy or any endorsement thereto to the contrary, the following terms and conditions are made a part of this policy:

1.	Electronic Data Exclusion

Notwithstanding any provision to the contrary within the Policy or any endorsement thereto, it is understood and agreed as follows:

a.	This Policy does not insure, loss, damage, destruction, distortion, erasure, corruption or alteration of ELECTRONIC DATA from any cause whatsoever (including but not limited to COMPUTER VIRUS) or loss of use, reduction in functionality, cost, expense of whatsoever nature resulting therefrom, regardless of any other cause or event contributing concurrently or in any other sequence to the loss.

ELECTRONIC DATA means facts, concepts and information converted to a form useable for communications, interpretation or processing by electronic and electromechanical data processing or electronically controlled equipment and includes programs, software, and other coded instructions for the processing and manipulation of data or the direction and manipulation of such equipment.

COMPUTER VIRUS means a set of corrupting, harmful or otherwise unauthorized instructions or code including a set of maliciously introduced unauthorized instructions or code, programmatic or otherwise, that propagate themselves through a computer system or network of whatsoever nature. COMPUTER VIRUS includes but is not limited to ‘Trojan Horses’, ‘worms’ and ‘time or logic bombs’.

b.	However, in the event that a peril insured against by this Policy or any endorsement thereto results from any of the matters described in paragraph a) above, this Policy, subject to all its terms, conditions and exclusions will cover direct physical loss or damage occurring during the Policy period to property insured by this Policy directly caused by such peril.

2.	Electronic Data Processing Media Valuation

Notwithstanding any provision to the contrary within the Policy or any endorsement thereto, it is understood and agreed as follows:-

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Should electronic data processing media insured by this Policy suffer physical loss or damage insured by this Policy, then the basis of valuation shall be the cost to repair, replace or restore such media to the condition that existed immediately prior to such loss or damage, including the cost of reproducing any ELECTRONIC DATA contained thereon, providing such media is repaired, replaced or restored. Such cost of reproduction shall include all reasonable and necessary amounts, not to exceed the amount specified in the sublimits section of the Declarations any one Occurrence, incurred by the Assured in recreating, gathering and assembling such ELECTRONIC DATA. If the media is not repaired, replaced or restored the basis of valuation shall be the cost of the blank media. However this Policy does not insure any amount pertaining to the value of such ELECTRONIC DATA to the Assured or any other party, even if such ELECTRONIC DATA cannot be recreated, gathered or assembled.

3.	Satellite And Infrastructure Exclusion

Except as provided under Described Premises Infrastructure Coverage, below, this policy does not insure against any loss, damage, cost, claim or expense directly or indirectly arising out of loss to, damage to, failure of, interruption of, loss of use, loss of access to or reduction or alteration in the accuracy, functionality, availability or operation of the following:

Satellites, satellite-linked communications, wireless networks, telephone lines, communications lines, data transmission lines, or any part thereof, or infrastructure comprising or supporting the Internet or any ELECTRONIC DATA COMMUNICATIONS SYSTEM or any part thereof.

This Satellite and infrastructure Exclusion shall apply regardless of any other cause or event that contributes concurrently or in any sequence to the loss, damage, cost, claim or expense.

4.	Described Premises Infrastructure Coverage

Notwithstanding anything in this policy to the contrary, and subject to the terms and conditions of the policy to which this provision is attached not in conflict herewith, this policy insures against direct physical loss or damage not otherwise excluded to insured personal property that is part of communications lines, data transmission lines or any infrastructure comprising or supporting the Internet or ELECTRONIC DATA COMMUNICATIONS SYSTEM when, and only to the extent that, such personal property is located on Described Premises and is under the Insured’s exclusive operational control. Insured personal property does not include satellites or Electronic Data as described above in 1.A.

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ELECTRONIC DATA COMMUNICATIONS SYSTEM, for purposes of paragraphs 3 and 4 of this Section, means any communication system, including computer systems and the Internet, which provides the Insured with access to other computer systems, microchips, integrated circuits or similar devices in non-computer equipment, or which provides any party access to the Insured’s computer systems, microchips, integrated circuits or similar devices in non-computer equipment.

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Attaches to Policy Number: 31-3-70737	Endorsement Number: 2

Insured: Pinnacle Entertainment	Key Number: 106069

Policy Term: 04/01/2005 to 04/01/2006	Effective Date This Endorsement: 04/01/2005

Loss Adjustment Agreement

Subject to all terms, conditions and stipulations of the policy to which this Agreement is attached, not in conflict herewith, in the event of physical loss or damage to covered property situated at a location designated in this policy and also designated in another insurance policy (policies) which also insures against physical loss or damage to such property, and there is a disagreement between the insurers with respect to:

1.	whether such loss or damage is insured against by this policy or insured against by such other insurance policy, or

2.	the extent of participation of this policy and of such other insurance policy in a loss which is insured against, partially or wholly, by any one or all of said policies;

The Companies shall, upon written request of the Insured, pay to the Insured one-half of the amount of the loss which is in disagreement, but in no event more than the Companies would have paid if there had been no other insurance policy in effect, subject to the following conditions:

1.	Notice to the companies shall contain the A) Policy number(s) for the carrier to whom the notice is being sent, B) Insured’s name, C) Date of loss, D) Location of loss, names of other potential companies providing coverage, and E) must specifically state that the Insured wants to invoke the Loss Adjustment Agreement Endorsement;

2.	The amount of the loss which is in disagreement, after making provisions for any undisputed claims payable under said policies and after the amount of the loss is agreed upon by the Insured and the insurers, is limited to the lesser of the amount remaining payable under the other insurance policy or this policy;

3.	Such other insurer(s) shall simultaneously pay to the Insured one-half of said amount which is in disagreement;

4.	The payments by the insurers hereunder and acceptance of the same by the Insured signify the agreement of the insurers to submit to and proceed with arbitration within ninety (90) days of such payments.

Such arbitration shall be initiated at the written request of either insurer. An arbitrator shall be chosen by each insurer and the two so chosen shall choose the third.

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If either insurer fails to appoint an arbitrator within forty-five (45) days of being requested to do so by the other insurer, then the requesting insurer, who has already appointed an arbitrator, shall notify the senior claims officer of the other insurer in writing of their failure to appoint an arbitrator under the terms of this agreement. If the other insurer then fails to choose an arbitrator within ninety (90) days from the original request to appoint an arbitrator, the requesting insurer may choose both arbitrators who together shall choose the third.

In the event the two arbitrators are unable to agree upon the third arbitrator within sixty (60) days of their appointment, the third arbitrator shall be selected from a list of six individuals, three named by each arbitrator, by a judge of the Federal District Court having jurisdiction over the subject matter and where venue is most appropriate, or if the Federal Court declines to act, a judge of the State Court having jurisdiction and where venue is most appropriate.

All arbitrators shall have no personal or financial interest in the parties or the outcome of the arbitration.

The arbitration panel shall convene its first meeting within forty-five (45) days of the selection of the third arbitrator. The panel shall make its decision with due regard to the terms and conditions of the respective insurance policies and the custom and practice of the applicable insurance business. The panel is relieved of judicial formalities and may abstain from following the strict rules of evidence and procedure.

Each insurer shall bear the expenses of their own arbitrator and shall share equally with the other in the expenses of the third arbitrator and the arbitration. The panel shall issue its decision as promptly as possible following the completion of a hearing, if there is one. The majority decision of the arbitrators shall be final, binding, and non-appealable. Judgment may be entered upon the award of the panel in any court having jurisdiction thereof. The Federal Arbitration Act shall control any issue relating to the performance or enforcement of this arbitration provision.

The initial arbitration meeting shall take place in New York, New York. Thereafter, the arbitration location shall be selected by the arbitration panel taking into consideration the best interest of the particular arbitration claim;

5.	The Insured agrees to cooperate in connection with such arbitration but not to intervene therein;

6.	The provisions of this Agreement shall not apply unless at the time of the loss such other policy contains, or can be shown by competent proof to have been intended by the parties thereto to contain, a similar Agreement; and

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7.	Acceptance by the Insured of sums paid pursuant to the provisions of this Agreement, including an arbitration award, shall not operate to alter, waive, surrender or in any way affect the rights of the Insured against any of the insurers.

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Attaches to Policy Number: 31-3-70737	Endorsement Number: 3

Insured: Pinnacle Entertainment	Key Number: 106069

Policy Term: 04/01/2005 to 04/01/2006	Effective Date This Endorsement: 04/01/2005

Effective Time Endorsement

If this policy covers in any state(s) or territory listed below, the standard policy provision(s) applying to that portion of insurance within said state(s) or territory, are modified to the extent indicated below. All other provisions and stipulations in the standard policy remain unchanged.

The time of inception and the time of expiration of this policy and of any schedule or endorsement attached shall be 12:01 a.m. standard time.

To the extent that coverage in this policy replaces coverage in other policies terminating noon standard time on the inception date of this policy, coverage under this policy shall not become effective until such other coverage has terminated.

Listed state(s) or territory:

ALABAMA	KENTUCKY	OHIO
ALASKA	LOUISIANA	OKLAHOMA
AMERICAN SAMOA	MAINE	OREGON
ARIZONA	MASSACHUSETTS	PENNSYLVANIA
ARKANSAS	MARYLAND	PUERTO RICO
CALIFORNIA	MICHIGAN	RHODE ISLAND
COLORADO	MINNESOTA	SOUTH CAROLINA
CONNECTICUT	MISSISSIPPI	SOUTH DAKOTA
DELAWARE	MISSOURI	TENNESSEE
DISTRICT OF COLUMBIA	MONTANA	TEXAS
FLORIDA	NEBRASKA	U.S. VIRGIN ISLANDS
GEORGIA	NEVADA	UTAH
GUAM	NEW HAMPSHIRE	VERMONT
HAWAII	NEW JERSEY	VIRGINIA
IDAHO	NEW MEXICO	WASHINGTON
ILLINOIS	NEW YORK	WEST VIRGINIA
INDIANA	NORTH CAROLINA	WISCONSIN
IOWA	NORTH DAKOTA	WYOMING
KANSAS	NORTHERN MARIANA ISLANDS

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